UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 19, 2007 (October 15, 2007)

Westar Energy, Inc.

(Exact Name of Registrant as Specified in Charter)

Kansas

(State or Other Jurisdiction of Incorporation)

1-3523	48-0290150
(Commission File Number)	(IRS Employer Identification No.)

818 South Kansas Avenue Topeka, Kansas	66612
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (785) 575-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-11 under the Exchange Act (17 CFR 240.14a-11)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.03	Creation of a Direct Financial Obligation of a Registrant.

On October 15, 2007, Kansas Gas and Electric Company (“KGE”), our wholly-owned subsidiary, completed the sale of $175,000,000 aggregate principal amount of its First Mortgage Bonds, 6.53% Series due December 15, 2037, pursuant to a bond purchase agreement dated August 14, 2007.

KGE will pay interest on the bonds on June 15 and December 15 of each year until maturity, beginning on June 15, 2008. KGE may redeem the bonds, in whole or in part, at any time at a redemption price equal to 100% of the principal amount to be redeemed plus accrued and unpaid interest of the principal amount being redeemed to the redemption date plus a make-whole amount as described in the Forty-Ninth Supplemental Indenture dated as of October 12, 2007 (the “Supplemental Indenture”). The bonds will be secured equally with all other bonds outstanding or hereafter issued under KGE’s Mortgage and Deed of Trust, dated as of April 1, 1940, as supplemented and amended.

The sale of the bonds was made by KGE in reliance on a private placement exemption from registration under the Securities Act of 1933, as amended.

The foregoing summary is qualified in its entirety by reference to the text of the Supplemental Indenture, a copy of which is filed as an exhibit hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Forty-Ninth Supplemental Indenture, dated as of October 12, 2007, by and among the Company, The Bank of New York Trust Company, N.A. and Judith L. Bartolini.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTAR ENERGY, INC.

Date: October 19, 2007	By:	/s/ Larry D. Irick
	Name:	Larry D. Irick
	Title:	Vice President, General Counsel and Corporate Secretary

Index to Exhibits

Exhibit Number	Description
4.1	Forty-Ninth Supplemental Indenture, dated as of October 12, 2007, by and among the Company, The Bank of New York Trust Company, N.A. and Judith L. Bartolini.